SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
SI-BONE, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)
☑    No fee required.
☐ Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INVITATION TO 2022 ANNUAL MEETING OF STOCKHOLDERS
DATE: Thursday, June 16, 2022
TIME: 8:00 a.m., local time

April 22, 2022

Dear Stockholders:

Please join me at the Annual Meeting of Stockholders of SI-BONE, Inc. on June 16, 2022. This year, we will be conducting a virtual annual meeting due to the continuing public health impact of coronavirus disease (COVID-19). You will not be able to attend the meeting in person, but we do encourage our stockholders participate in our annual meeting online by way of our live webcast as outlined in this proxy statement. At the annual meeting, we will ask you to:
1.    Elect the Board of Directors’ three nominees, Timothy E. Davis, Jr., Laura A. Francis and Jeryl L. Hilleman, as directors serving in Class I of the Board of Directors of SI-BONE, each to serve until the next annual meeting in which directors in Class I shall be elected, or until a successor is duly elected and qualified;

2.    Ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;

3.    Provide an advisory, non-binding vote on the compensation of our named executive officers, as disclosed in this proxy statement;

4. Indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and

5. Conduct any other business properly brought before the meeting.

Members of the Board of Directors will also be present.

Whether or not you are able to attend the annual meeting by webcast, it is important that your shares be represented. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.

Sincerely yours,

/s/ Laura Francis
Laura Francis
Chief Executive Officer

SI-BONE, INC.
471 El Camino Real, Suite 101
Santa Clara, California 95050
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 16, 2022
Dear Stockholder:
You are cordially invited to attend the virtual Annual Meeting of Stockholders of SI-BONE, Inc., a Delaware corporation. The meeting will be a completely virtual meeting of stockholders and will be held on Thursday, June 16, 2022 at 8:00 a.m. local time by live webcast as described in the proxy statement accompanying this notice. The Annual Meeting is being held for the following purposes:

1.    To elect the Board of Director’s three nominees for director to serve until the 2025 Annual Meeting of Stockholders or until their successors are elected and qualified.
2.    To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3. To provide an advisory, non-binding vote on the compensation of our named executive officers, as disclosed in this proxy statement.
4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.
5. To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this notice.

You will be able to attend the virtual Annual Meeting and submit your questions and vote your shares online during the meeting by visiting www.virtualshareholdermeeting.com/SIBN2022 and using your 16-digit control number to enter the virtual Annual Meeting. If you determine to attend the Annual Meeting by webcast, you will only be able to participate by using your 16-digit control number provided on the proxy or information card to enter the Annual Meeting. Without your 16-digit control number, you will only be able to enter as a guest in listen-only mode and will not be able to vote. Therefore, it is important to retain a copy of your proxy or information card you receive to enable you to gain participation access to the virtual Annual Meeting.

The stockholder list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SIBN2022. Instructions on how stockholders of record can view the stockholder list during the Annual Meeting are posted at www.virtualshareholdermeeting.com/SIBN2022. The record date for the Annual Meeting is April 18, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Stockholders’ Meeting to Be Held on June 16, 2022 via live webcast at www.virtualshareholdermeeting.com/SIBN2022. You will need the 16-digit control number provided on the proxy or information card in order to gain access to the Annual Meeting by live webcast.
The proxy statement and annual report to stockholders
are available at www.proxyvote.com.

By Order of the Board of Directors

/s/ Michael A. Pisetsky
Michael A. Pisetsky
Secretary and Chief Legal Officer
Santa Clara, California
April 22, 2022

You are cordially invited to attend the meeting by live webcast as described in the proxy statement accompanying this notice. Whether or not you expect to attend the meeting, please vote as soon as possible in order to ensure your representation at the meeting. You may vote over the internet or by a toll-free telephone number, or you may vote by mailing a completed, signed and dated proxy card or voting instruction card in the envelope provided with the proxy card or voting instruction card. Please note that any stockholder attending the virtual Annual Meeting may vote online during the meeting, even if the stockholder has already returned a proxy card or voting instruction card. Please see the instructions in the attached proxy statement and on your proxy card or voting instruction card.

SI-BONE, Inc.
471 El Camino Real, Suite 101
Santa Clara, California 95050

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2022

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2022

This proxy statement and our 2022 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available on our website at https://investor.si-bone.com/financial-information/annual-reports and www.proxyvote.com. We intend to mail these proxy materials on or about April 22, 2022 to all stockholders of record entitled to vote at the annual meeting.

MEETING AGENDA

Proposal Number	Proposal	Vote Required for Approval
1	To elect the Board of Directors' three nominees for director to serve until the 2025 Annual Meeting of Stockholders or until their successors are elected and qualified.	The three nominees receiving the most “For” votes will be elected; withheld votes will have no effect
2
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
“For” votes from the holders of a majority of shares present, via webcast or represented by proxy and entitled to vote on the matter
3	To provide an advisory non-binding vote on the compensation of our named executive officers, as disclosed in this proxy statement.	“For” votes from the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter.
4	To indicate, on an advisory basis, the frequency of stockholder advisory votes on executive compensation	The frequency receiving “For” votes from the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter will be the frequency approved.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because our Board of Directors (the “Board” or “Board of Directors”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the virtual annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the internet.
We intend to mail these proxy materials on or about April 22, 2022 to all stockholders of record entitled to vote at the annual meeting.

What is included in the proxy materials?
The proxy materials include:
•This proxy statement, which includes information regarding the proposals to be voted on at the Annual Meeting, the voting process, corporate governance, the compensation of our directors and certain executive officers, and other required information;
•Our 2021 Annual Report to Stockholders, which is our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and
•The proxy card or a voting instruction card for the Annual Meeting.

How do I attend the annual meeting?
The annual meeting will be held on Thursday, June 16, 2022 at 8:00 a.m. local time by live webcast. There will not be a physical meeting location and you will not be able to attend the meeting in person physically. We invite you to attend the annual meeting by live webcast. The live audio webcast will be held on Thursday, June 16, 2022, and will begin promptly at 8:00 a.m. local time. Online check-in will begin approximately 15 minutes prior to the start of the Annual Meeting. We encourage our stockholders to access the meeting in advance of the designated start time to have ample time for check-in procedures. To attend the Annual Meeting virtually via the internet, please visit www.virtualshareholdermeeting.com/SIBN2022. To attend by live webcast you will need the 16-digit control number provided on the proxy or information card you receive in order to gain access to the annual meeting. Therefore, it is important to retain a copy of your proxy or information card you receive to enable you to gain access to the annual meeting. However, as noted above, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card, or follow the instructions below to submit your proxy over the telephone or on the internet.
If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting. See caption below titled “Attending the Annual Meeting as a Guest.”
Attending the Annual Meeting as a Guest
Guests may enter the Annual Meeting in “listen-only” mode by entering the Annual Meeting at www.virtualshareholdermeeting.com/SIBN2021 and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote at the Annual Meeting.
Why is SI-BONE having a virtual Annual Meeting?
Due to the continuing public health concerns regarding the COVID-19 outbreak and to assist in protecting the health and well-being of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, this year’s annual meeting of our stockholders will be held virtually via the internet. Stockholders attending virtually via the internet will be able to listen and vote regardless of location via the internet at www.virtualshareholdermeeting.com/SIBN2022 by using the 16-digit control number included on your proxy card or information card and the instructions that accompanied your proxy materials.

Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 18, 2022 will be entitled to vote at the annual meeting. On this record date, there were 33,883,545 shares of common stock outstanding and entitled to vote
Stockholder of Record: Shares Registered in Your Name
If on April 18, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote via webcast at the meeting or vote by proxy. Whether or not you plan to attend the meeting via webcast, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 18, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. Many stockholders of record will provide you with a 16-digit control number via email or in your Notice of Availability or voting instruction form in order to attend and vote your shares at the virtual Annual Meeting. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, you will be provided with other instructions from your broker, bank or other stockholder of record that must be followed, including any requirement to obtain a valid legal proxy, in order for your broker, bank or other stockholder of record to vote your shares per your instructions or to attend and vote your shares at the Annual Meeting. Many brokers, banks or other stockholders of record allow a stockholder to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
Who can ask questions at the Annual Meeting?
If you are attending the Annual Meeting as a stockholder of record or as a beneficial owner, questions can be submitted by accessing the meeting center at www.virtualshareholdermeeting.com/SIBN2022, entering your 16-digit control number and following the instructions. Instructions on how to ask questions and participate in the Annual Meeting are posted at www.virtualshareholdermeeting.com/SIBN2022. Guests will not have the ability to ask questions during the Annual Meeting.
List of Stockholders
A list of stockholders entitled to vote at the Annual Meeting will be available for examination for any purpose germane to the Annual Meeting during normal business hours for ten days prior to the Annual Meeting at our corporate headquarters. Due to the COVID-19 pandemic, please email us at StockholderCommunications@si-bone.com to arrange a time to review. The stockholder list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SIBN2022. Instructions on how stockholders of record can view the stockholder list during the Annual Meeting are posted at www.virtualshareholdermeeting.com/SIBN2022.
What am I voting on?
There are four matters scheduled for a vote:
•Election of three directors (Proposal No. 1);
•Ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of SI-BONE for its fiscal year ending December 31, 2022 (Proposal No. 2);
•Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules (Proposal No. 3); and
•Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal No. 4)

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters, to the extent permitted under Rule 14a-4(c)(1) under the Exchange Act, in accordance with their best judgment.
How do I vote?
You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of SI-BONE for its fiscal year ending December 31, 2022, and the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, you may vote “For” or “Against” or abstain from voting. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For any of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote via webcast at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote via webcast even if you have already voted by proxy.
•To vote during the meeting at the live webcast, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/SIBN2022. You will need the 16-digit control number provided on the proxy card in order to gain access to the annual meeting via webcast.
•To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 15, 2022, to be counted.
•To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on June 15, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the live webcast, you may be able to do so if your broker has provided you with a 16-digit control number, or if you have otherwise received a valid proxy. See “Who can vote at the annual meeting? - Stockholder of Record: Shares Registered in Your Name” above. To receive a valid proxy, follow the instructions from your broker or bank included with these proxy materials, or contact your broker or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 18, 2022.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or via webcast at the annual meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all of the nominees for director, “For” the ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of SI-BONE for its fiscal year ending December 31, 2022, “For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, and for “one year” on how frequently we should solicit stockholder advisory approval of executive compensation. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to the attention of our Chief Legal Officer and Secretary at 471 El Camino Real, Suite 101, Santa Clara, California 95050.
•You may attend the annual meeting and vote via webcast. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent, or you may attend the virtual annual meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
When are Stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 23, 2022, to SI-BONE, Inc., Attn: Michael A. Pisetsky, Chief Legal Officer, 471 El Camino Real, Suite 101, Santa Clara, California 95050; provided, however, that if the 2023 annual meeting of stockholders is held before May 17, 2023 or after July 16, 2023, then your proposal must be submitted in writing a reasonable amount of time before the 2023 annual meeting of stockholders.
If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your proposal must be submitted in writing and received by our Secretary at our executive offices located at 471 El Camino Real, Suite 101, Santa Clara, California 95050, not later than the close of business on March 18, 2023, nor earlier than the close of business on February 16, 2023; provided, however, that in the event that the date of the annual meeting is held earlier than May 17, 2023, or held later than July 16, 2023, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
Stockholders wishing to make stockholder proposals or nominations for directors should consult our bylaws, which contain additional requirements and information regarding these matters.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” votes “Withheld” and broker non-votes, (b) with respect to the ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of SI-BONE for its fiscal year ending December 31, 2022, and the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, votes “For” and “Against,” abstentions and, if applicable, broker non-votes, (c) with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes, and (d) for any other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
Abstentions will be counted towards the vote total for each of Proposals No. 2 and No. 3, and will have the same effect as “Against” votes. For Proposal 4, abstentions will be counted towards the vote total, and will have the same effect as votes against each of the proposed voting frequencies. Broker non-votes on Proposals 1, 3 and 4 and will have no effect and will not be counted towards the vote total for any of those proposals. As Proposal No. 2 is a “routine” matter we do not expect there to be any broker non-votes, but if there are broker non-votes, they will have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The three nominees receiving the most “For” votes will be elected; withheld votes will have no effect	Not applicable	No effect
2	Ratification of the selection of PricewaterhouseCoopers LLP as SI-BONE’s independent registered public accounting firm for the fiscal year ending December 31, 2022	“For” votes from the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter	Against	No effect
3	Advisory vote on the compensation of our named executive officers	“For” votes from the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter	Against	No effect
4	Advisory vote on the frequency of stockholder advisory votes on executive compensation	The frequency receiving the votes of the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter will be the frequency approved.	Against each of the proposed voting frequencies	No effect
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting via webcast or represented by proxy. On the record date, there were 33,883,545 shares outstanding and entitled to vote. Thus, the holders of 16,941,773 shares must be present via webcast or represented by proxy at the meeting to have a quorum.
If you are a stockholder of record your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote via webcast at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting via webcast or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement and Annual Report to Stockholders are available at www.proxyvote.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently has nine members. There are three directors in Class I, the class the term of which expires in 2022: Timothy E. Davis, Jr., Laura A. Francis and Jeryl L. Hilleman. Each is currently a member of our Board. If elected at the annual meeting, each of the three nominees would serve until the 2025 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All of our then-continuing directors and the nominees attended our 2021 annual meeting of stockholders.
Mr. Davis was previously elected by our stockholders, and Ms. Francis is our Chief Executive Officer. Ms. Hilleman was recommended for nomination to the Nominating and Corporate Governance Committee by a number of our non-management directors.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected.

Name	Age	Position	Class
Timothy “Ted” Davis, Jr	52	Lead Independent Director	I
Laura A. Francis	55	CEO	I
Jeryl L. Hilleman	64	Director	I
Jeffrey W. Dunn	67	Executive Chairman	II
John G. Freund	68	Director	II
Gregory K. Hinckley	75	Director	II
Helen Loh	59	Director	III
Mika Nishimura	58	Director	III
Keith C. Valentine	54	Director	III
The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING
Timothy E. Davis, Jr. has served as a member of our Board of Directors since our inception in April 2008. Mr. Davis has served as President and Chief Executive Officer of TissueTech, Inc., a privately held parent company of Bio-Tissue, Inc. and Amniox Medical, Inc., which focuses on the development and clinical application of human birth tissue-based products, since January 2022. From February 2017 through December 2021, Mr. Davis served as President and Chief Executive Officer of Active Implants, LLC, a company that provides orthopedic implant solutions. From January 2014 through September 2015, Mr. Davis served as Chief Executive Officer of MicroPort Orthopedics, Inc., a multinational producer of orthopedic products, following the purchase of Wright Medical Group’s OrthoRecon Business in January 2014. From December 2006 to January 2014, Mr. Davis served in a number of executive positions for Wright Medical Technology, Inc., a subsidiary of Wright Medical Group, Inc., including President of the OrthoRecon business. From 2004 to 2006, Mr. Davis was a Partner with MB Venture Partners, LLC, a medical technology and life sciences venture capital firm. From 1997 to 2004, Mr. Davis held various positions, ultimately serving as Vice President, with Vector Fund Management, a healthcare and life sciences focused venture capital fund. Early in his career, Mr. Davis worked in the healthcare management consulting and pharmaceutical industries. Mr. Davis received a B.E. degree in Biomedical Engineering from Vanderbilt University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. We believe Mr. Davis’
experience in the industry, his experience in compensation matters, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.
Laura A. Francis has served as our Chief Executive Officer and as a member of our Board of Directors since April 2021. Previously, she served as our Chief Operating Officer from July 2019 to April 2021, and as our Chief Financial Officer from May 2015 to April 2021. Prior to joining us, Ms. Francis was the Chief Financial Officer for Auxogyn, Inc., a women’s health company, from December 2012 to September 2014. From September 2004 to December 2012, Ms. Francis served as Vice President of Finance, Chief Financial Officer and Treasurer for Promega Corporation, a life science reagent company. From March 2002 to September 2004, Ms. Francis served as the Chief Financial Officer of Bruker BioSciences Corporation, a public life science instrumentation company. From May 2001 to March 2002, Ms. Francis served as Chief Operating Officer and Chief Financial Officer of Nutra-Park Inc., an agricultural biotechnology company. From April 1999 to May 2001, Ms. Francis was Chief Financial Officer of Hypercosm, Inc., a software company. From October 1995 to April 1999, Ms. Francis was an engagement manager with McKinsey & Company, a consulting firm. Early in her career, Ms. Francis was an audit manager with Coopers & Lybrand, an accounting firm. Since January 2019, Ms. Francis has served as a member of the board of directors of ShockWave Medical, Inc, a medical device company. Ms. Francis received a B.B.A. from the University of Wisconsin and an M.B.A. from Stanford University. She is a Certified Public Accountant (inactive) in the State of California. We believe Ms. Francis’s experience in the industry, her role as our Chief Executive Officer, and her knowledge of our company enable her to make valuable contributions to our Board of Directors.
Jeryl L. Hilleman has served as a member of our Board of Directors since December 2019. Ms. Hilleman brings extensive experience in life sciences and served as a public company CFO for close to 20 years. Most recently, from June 2014 to November 2019, Ms. Hilleman served as the Chief Financial Officer for Intersect ENT, Inc., a commercial drug delivery company focusing on patients with ear, nose and throat conditions. Prior to Intersect ENT, Ms. Hilleman served as Chief Financial Officer of other public healthcare companies including Ocera Therapeutics, Inc., a biopharmaceutical company; Amyris, Inc., a renewable products company; and Symyx Technologies, a life sciences automation company. Ms. Hilleman has served as a member of the board of directors and the chair of the Audit Committee of NovoCure, Limited and Minerva Neurosciences, Inc. since July 2018, and of Talis Biomedical since March 2021. From January 2005 to July 2016, Ms. Hilleman served as a member of the board of directors of Xenoport, Inc., a biopharmaceutical company. Ms. Hilleman received a B.A. in History from Brown University and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe Ms. Hilleman’s financial experience, experience with medical device companies and her knowledge of our company enable her to make valuable contributions to our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING
Jeffrey W. Dunn has served as our Executive Chairman since April 2021, as Chairman of our Board of Directors since our inception in April 2008 until April 2021, and as our President and Chief Executive Officer from April 2008 until April 2021. Prior to joining us, Mr. Dunn served as Chief Executive Officer of INBONE Technologies, Inc., an ankle replacement and small bone fusion medical device company, from December 2006 to April 2008, until its sale to Wright Medical Technology, Inc. in April 2008. From August 2000 to June 2006, Mr. Dunn was the Chief Executive Officer of Active Decisions, Inc., a software as a service business, until its sale to Knova Software, Inc. From December 1999 to June 2000, Mr. Dunn was the Chief Executive Officer of Velogic, Inc., an internet performance testing software company, until its sale to Keynote Systems Inc. From June 1999 to December 1999, Mr. Dunn was the Chief Executive Officer of EnterpriseLink Inc., a provider of enterprise Internet enablement software, until its sale to Merant, Inc. From November 1994 to June 1998, Mr. Dunn was Chief Executive Officer of AccelGraphics Inc., a 3D graphics system supplier, until its sale to Evans and Sutherland Computer Corporation. As well, during his career, Mr. Dunn held executive positions with Evans and Sutherland, Cygnet Systems, Inc., Avnet, Inc. and Xerox Corporation. Mr. Dunn received a B.A. from Colgate University and an M.B.A. from Babson College. We believe Mr. Dunn’s experience in the industry, his prior role as our President and Chief Executive Officer, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.
John G. Freund, M.D. has served as a member of our Board of Directors since January 2013. Dr. Freund founded Skyline Ventures, a venture capital firm, in October 1997 and has served as a Managing Director of Skyline since then. In 2016, Dr. Freund co-founded and was CEO of Arixa Pharmaceuticals, Inc. an antibiotic company, which was acquired by Pfizer in 2020. Prior to joining Skyline, Dr. Freund served as Managing Director in the private equity group of Chancellor Capital Management, a private capital investment firm. In November 1995, Dr. Freund co-founded Intuitive Surgical, Inc., a medical device company, and served on its board of directors until March 2000. From 1988 to 1994, he held various positions at Acuson Corporation, a maker of ultrasound equipment that is now part of Siemens, most recently as Executive Vice President. Prior to joining Acuson, Dr. Freund was a general partner of Morgan Stanley Venture Partners from 1987 to 1988. From 1982 to 1988, Dr. Freund was at Morgan Stanley & Co., an investment banking company, where he co-founded the Healthcare Group in the Corporate Finance Department in 1983. Dr. Freund has served on the board of directors of each of Collegium Pharmaceuticals, Inc., a biotechnology company, and Sutro Biopharma, Inc., a biotechnology company, since 2014. Dr. Freund also serves on the board of directors of six U.S. registered investment funds managed by affiliates of the Capital Group, Inc. He also previously served on the board of directors of a number of publicly traded companies, including Tetraphase Pharmaceuticals, Inc., a biopharmaceutical company, Map Pharmaceuticals, Inc., a biopharmaceutical company, MAKO Surgical Corp., a medical device company, Proteon Therapeutics, Inc., a biotechnology company, Concert Pharmaceuticals, Inc., a biopharmaceutical company and was Chairman of XenoPort, Inc., a biopharmaceutical company. Dr. Freund is a member of the Advisory Board for the Harvard Business School Healthcare Initiative. Dr. Freund received a B.A. in History from Harvard College, an M.D. from Harvard Medical School, and an M.B.A. from Harvard Business School, where he was a Baker Scholar. We believe Dr. Freund’s experience with medical device companies, his role in the venture capital industry, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.
Gregory K. Hinckley has served as a member of our Board of Directors since January 2011. Mr. Hinckley served as President of Mentor Graphics Corporation, an electronic design automation company, from November 2000 until his retirement in July 2017, and served on the board of directors from January 1999 to June 2016. From January 1997 to November 2000, he served as Executive Vice President. He has also served as the Chief Financial Officer of Mentor Graphics, first from January 1997 to July 2007 and again from December 2008 to July 2017. Previously, he served on the board of directors of Super Micro Computer, Inc., a manufacturer of servers, from January 2009 to February 2015; Intermec, Inc., a developer of automated identification and data collection solutions, from July 2004 to September 2013; and Amkor Technology, a semiconductor test and assembly company, from November 1997 to July 2007. From August 1992 to January 1997, Mr. Hinckley served as Senior Vice President, Finance of VLSI Technology, Inc., a designer and manufacturer of custom and semi-custom integrated circuits. From January 1989 to November 1991, he served as Senior Vice President and Chief Financial Officer of Crowley Maritime Corporation, a marine solutions, transportation, and logistics company. From February 1983 to January 1989, Mr. Hinckley served as Vice President and Chief Financial Officer, and since April 2017, Mr. Hinckley has served on the board of directors of Bio-Rad Laboratories, a manufacturer and supplier of products and systems for the life science research and healthcare markets. Previously, Mr. Hinckley held a number of senior officer positions with Raychem Corporation, a developer of products and services for the aerospace, automotive and telecommunications industries. Mr. Hinckley received a B.A. in Physics and Mathematics from Claremont McKenna College and was a Fulbright Scholar in applied mathematics at Nottingham University. He received an M.S. in Applied Physics from the University of California, San Diego and an M.B.A. from Harvard Business School. We believe Mr. Hinckley’s financial experience, his familiarity of serving on the boards of public companies, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING
Helen Loh has served as a member of our Board of Directors since April, 2021. Since 2004, Ms. Loh has served as a marketing executive at Charles Schwab, most recently as Managing Director of Digital Channels, Education & Client Marketing. From 1999 to 2004, Ms. Loh served as Vice President of Marketing and Product at seeUthere Technologies, an enterprise event management software company. Earlier in her career, Ms. Loh held marketing roles at SINA Corporation, MySoftware Company, and the Clorox Company. Ms. Loh began her career as a management consultant at Marakon, a global strategy consulting firm. Ms. Loh has served on the board of directors of the Charles Schwab Foundation since November 2014. Ms. Loh received a B.S. in Industrial Engineering from Stanford University, and a M.B.A. from Stanford Business School. We believe that Ms. Loh’s experience with digital and consumer marketing will enable her to make valuable contributions to our Board of Directors.
Mika Nishimura has served as a member of our Board of Directors since March 2021. Since 2011, Ms. Nishimura has served as an Operational Partner with Gilde Healthcare Partners. Ms. Nishimura is a board member for Accuray, Inc., a radiation therapy company and is a board advisor to Tristel, plc, a UK-based company. From 2016 to April 2020, Ms. Nishimura was Vice President, Commercialization at nVision Medical Corporation, an early clinical-stage company focused on early detection of ovarian cancer acquired by Boston Scientific. From 2011 to 2015, Ms. Nishimura was Vice President, Commercial Development at Auxogyn, which was acquired by Progyny in 2015. Earlier in her career, Ms. Nishimura was Vice President, International Sales Operations and Marketing at ev3 Inc. Ms. Nishimura has a BA in Economics from Yale University and an MBA from Harvard Graduate School of Business Administration. We believe that Ms. Nishimura’s experience working for medical device companies across multiple phases of commercialization will enable her to make valuable contributions to our Board of Directors.
Keith C. Valentine has served as a member of our Board of Directors since August 2015. Since July 2015, Mr. Valentine has also served as President, Chief Executive Officer and a member of the board of directors of SeaSpine Holdings Corporation, a global medical technology company. From January 2007 to January 2015, he served as President and Chief Operating Officer of NuVasive, Inc., a medical device company. From December 2004 to January 2007, he served as President of NuVasive. From January 2001 to December 2004, he held various senior executive roles in marketing, development and operations at NuVasive. Previously, Mr. Valentine served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company acquired by Smith & Nephew PLC, and spent eight years in various roles with Medtronic Sofamer Danek including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, Interbody Sales Development, and International Sales and Marketing. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University. We believe Mr. Valentine’s experience working for medical device companies and his knowledge of our company enable him to make valuable contributions to our Board of Directors.
Each of our directors, other than Mr. Dunn and Ms. Francis, is independent as defined under the Nasdaq Global Market listing standards. See “Independence of the Board of Directors” immediately below.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
FAMILY RELATIONSHIPS
There are no family relationships among the directors and executive officers.
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Global Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with SI-BONE’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and SI-BONE, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Davis, Dr. Freund, Ms. Hilleman, Mr. Hinckley, Ms. Loh, Ms. Nishimura and Mr. Valentine. In making this determination, the Board found that none of the directors or nominees for director other than Mr. Dunn and Ms. Francis had a material or other disqualifying relationship with SI-BONE and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Global Market. Mr. Dunn is not independent given his position as our former President and Chief Executive Officer, and Ms. Francis is not independent given her position as our Chief Executive Officer. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing rules.

TERM OF SERVICE OF DIRECTORS
As described in Proposal 1 above, our directors serve for staggered three-year terms. We believe that a classified board, with a supermajority vote of our stockholders required to amend our certificate of incorporation and bylaws and thereby change this structure and/or to take other significant stockholder actions, is in the best long-term interest of our stockholders because it improves board stability and encourages long-term planning. These governance structures are also shared among a majority of our peer companies, including among our compensation peer groups described below. As our company matures, we will continue to evaluate this and other decisions we have made regarding our corporate governance structures. Members of our leadership team hold regular meetings with investors and their governance representatives to discuss their views. While some stockholders have, as a matter of general application, a preference for one-year terms for directors and simple majority voting to amend our certificate of incorporation or bylaws, we have not generally encountered significant or specific objections to the corporate governance decisions we have made.
BOARD SKILLS AND ATTRIBUTES
The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business and industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Knowledge, Skills, Experience
	Davis	Dunn	Francis	Freund	Hilleman	Hinckley	Loh	Nishimura	Valentine
Public Company CEO/Exec Chair (last 5 years)		•	•						•
Public Company CFO			•		•	•
Senior Executive Leadership	•	•	•	•	•	•	•	•	•
Financial Literacy/Expertise	•	•	•	•	•	•	•	•	•
Medical Device Industry Experience	•	•	•	•	•			•	•
Corporate Governance	•	•	•	•	•	•	•	•	•
Commercial	•	•						•	•
Digital Marketing; DTP/DTC Marketing							•	•	•
Reimbursement/Payors	•	•	•					•	•
Clinical/Medical	•	•		•				•	•
Regulatory	•								•
R&D	•								•
Business Development/M&A	•	•	•	•	•	•		•	•
Strategic Planning	•	•	•		•	•	•	•	•
Public Relations		•			•				•
International	•	•	•		•	•		•	•
Risk Management	•		•		•		•	•	•
Cybersecurity			•		•
Legal/Compliance/Risk Management	•	•	•		•	•		•
Human Resources	•	•	•		•	•		•	•
The following matrix provides race/ethnicity, as well as gender, of the members of our Board, as self-identified by members of the Board.

	Davis	Dunn	Francis	Freund	Hilleman	Hinckley	Loh	Nishimura	Valentine
Part I: Demographic Background
African American or Black
Alaskan Native or Native American
Asian							•	•
Hispanic or Latinx
Indian or South Asian
Native Hawaiian or Pacific Islander
Middle Eastern or North African
White	•	•	•	•	•	•			•
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Demographic Background
Part II: Gender Identity
Male	•	•		•		•			•
Female			•		•		•	•
Non-Binary
Did Not Disclose Gender
BOARD LEADERSHIP STRUCTURE
Our Board of Directors is currently chaired by Mr. Dunn. We believe that the separation of the two roles of Executive Chairman and Chief Executive Officer is most beneficial in furthering SI-BONE’s ability to develop and implement strategy. In particular, in making this determination, Mr. Dunn, as our former Chief Executive Officer, will continue to have intimate knowledge of our operations, both historically and currently, which will enable him to continue to act as a bridge between management and the Board. Further, Mr. Dunn as Executive Chairman alleviates the need for Ms. Francis to take on the responsibilities of Chairman, enabling her to focus on her responsibilities in her role as our Chief Executive Officer. In addition, since January 1, 2022, Mr. Davis has resumed his role as our Lead Independent Director.

The Board of Directors believes that our stockholders are best served at this time by having a Lead Independent Director who is an integral part of our Board structure and a critical aspect of effective corporate governance. Mr. Davis previously served as our Lead

Independent Director from June 2019 until Mr. Dunn ceased to be our Chief Executive Officer in April 2021.Mr. Davis brings considerable skills and experience, as described above, to the role. We believe as well that Mr. Davis can effectively oversee and drive the activities of the Board, including:

•coordinate with the committee chairs regarding meeting agendas and informational requirements; and

•perform such other duties as may be necessary from time to time to ensure the effective functioning of the Board.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of our Board of Directors is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board administers its oversight function directly as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters and cybersecurity; our Compensation Committee oversees the management of risks associated with our compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, director succession planning, development of and reporting on our sustainability program, and oversight of healthcare, regulatory, and fraud and abuse compliance.

Cybersecurity

We recognize the importance of protecting our information technology (“IT”) systems. With this in mind, we focus on IT and cybersecurity measures on both an enterprise-wide operational level and on an individual employee level. Accordingly, we have in place various methods and levels of IT and cybersecurity measures which are aimed at protecting IT systems to help secure long-term value for our shareholders and other stakeholders.

By way of example, these measures generally include the following:

–The alignment and implementation of formally recognized security frameworks into IT operations and control best practices;
–Utilization of detection and protection technologies such as endpoint detection response, vulnerability and patch management programs, and enhanced incident response capabilities;
–Ongoing end-user security awareness training;
–Ongoing security metric reporting to senior organizational leaders; and
–Formal periodic risk assessments and maturity assessments to gauge current level of operational efficiency and effectiveness.

Our Audit Committee and senior management are responsible for overseeing matters relating to our IT and cybersecurity practices and initiatives and our Audit Committee is briefed regularly by our senior management on cybersecurity matters. To further assist our Audit Committee, we also have designated specific roles who oversee cybersecurity for the Company.
MEETINGS OF THE BOARD OF DIRECTORS
Our Board of Directors met six times during 2021. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

BOARD COMMITTEES AND MEETINGS
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2021 for each of the Board committees (Mr. Dunn did not serve on any committees in 2021, and neither Mr. Dunn nor Ms. Francis has served on any committee to date):

Name	Audit	Compensation	Nominating and Corporate Governance
Timothy E. Davis	X	X*
John G. Freund, M.D.(1)		X	X
Jeryl L. Hilleman(2)	X*		X
Gregory K. Hinckley	X
Helen Loh(3)			X
Mika Nishimura(4)		X
Keith C. Valentine			X*
Mark J. Foley(5)		X
Karen A Licitra(5)		X

Total meetings in fiscal 2021	8	10	4

*    Committee Chairperson

(1)    Dr. Freund served on the Nominating and Corporate Governance Committee until June 10, 2021, the date of our 2021 annual meeting of stockholders, at which time he left the Nominating and Corporate Governance Committee and joined the Compensation Committee.
(2)    Ms. Hilleman joined the Nominating and Corporate Governance Committee on June 10, 2021.
(3)    Ms. Loh joined our Board in April 2021 and joined the Nominating and Corporate Governance Committee on June 10, 2021.
(4)    Ms. Nishimura joined our Board in March 2021 and joined the Compensation Committee on June 10, 2021.
(5)    Mr. Foley and Ms. Licitra ceased to be a member of our Board and the Compensation Committee on June 10, 2021.

Our Board has adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these charters are available to stockholders on SI-BONE’s website at www.si-bone.com.

Below is a description of each committee of the Board.
Audit Committee
Our Audit Committee consists of Mr. Davis, Mr. Hinckley, and Ms. Hilleman, each of whom satisfies the independence requirements under the Nasdaq Global Market listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Ms. Hilleman. Our Board has determined that each of Mr. Davis, Mr. Hinckley, and Ms. Hilleman are “audit committee financial experts” within the meaning of SEC regulations. Our Board has also determined that each member of our Audit Committee has the requisite financial expertise required under the applicable requirements of the Nasdaq Global Market. In arriving at this determination, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include, but are not limited to:

•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements; evaluating the qualifications, independence and performance of the independent registered public accounting firm;
•determining the scope of the annual audit and the audit fee;
•reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•considering the adequacy of our internal controls;
•developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related party transactions; reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the annual audits of our financial statements;
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm;
•reviewing our guidelines and policies with respect to financial and information security risk management; and
•reviewing, at least annually, the Audit Committee charter and the committee’s performance.
Our Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of SI-BONE’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
Report of the Audit Committee of the Board of Directors
Our Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of SI-BONE. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in SI-BONE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Jeryl L. Hilleman (Chairperson)
Gregory K. Hinckley
Timothy E. Davis
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of SI-BONE under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
Our Compensation Committee consists of Mr. Davis, Dr. Freund and Ms. Nishimura, each of whom our Board has determined to be independent under the Nasdaq Global Market listing standards, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of our Compensation Committee is Mr. Davis.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•reviewing and approving, or in the case of our Chief Executive Officer, recommending that our Board approve, the compensation of our executive officers;
•reviewing and recommending to our Board the compensation of our directors;
•reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
•administering our employee stock purchase and equity incentive plans;
•selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management, as appropriate;
•reviewing and establishing general policies relating to compensation and benefits of our employees; and
•reviewing our overall compensation philosophy.
Compensation Committee Processes and Procedures
Typically, our Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with the Chief Legal Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of SI-BONE. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of SI-BONE, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm with compensation expertise relating to technology and life science companies, as compensation consultants. The Compensation Committee requested that Compensia:
•evaluate the efficacy of SI-BONE’s existing compensation strategy and practices in supporting and reinforcing SI-BONE’s long-term strategic goals;

•assist in refining SI-BONE’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy;
•benchmark SI-BONE’s use of its equity in its compensation program against equity utilization of its peers;
•review the adequacy and appropriateness of SI-BONE’s compensation of its independent directors and recommend annually updates to the Company’s non-employee director compensation policy; and
•perform an annual independent compensation risk assessment.

As part of its engagement, the Compensation Committee requested Compensia to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia also conducted individual interviews with members of the Compensation Committee and senior management to learn more about SI-BONE’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which SI-BONE competes. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia, the Compensation Committee approved the recommendations of Compensia.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the fourth quarter of the preceding year and the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of SI-BONE’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the Board conducts the evaluation of his or her performance, which determines any adjustments to his or her compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Ms. Hilleman, Ms. Loh and Mr. Valentine. Our Board of Directors has determined Ms. Hilleman, Ms. Loh and Mr. Valentine each to be independent under the Nasdaq Global Market listing standards. The chairperson of our Nominating and Corporate Governance Committee is Mr. Valentine.
Specific responsibilities of our Nominating and Corporate Governance Committee include:
•identifying, evaluating, and selecting, or recommending that our Board approve, nominees for election to our Board;
•overseeing the process of evaluating the performance of our Board of Directors;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting;
•reviewing management succession plans;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters;
•overseeing management of our environmental, social and governance oversight program; and
•overseeing administration of our healthcare compliance program.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of SI-BONE, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of SI-BONE’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Potential director nominees are reviewed in the context of the current composition of the Board, the operating requirements of SI-BONE and the long-term interests of its stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and SI-BONE, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to SI-BONE during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of potential director nominees, the Nominating and Corporate Governance Committee also determines whether the candidate is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential nominees, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the attention of the Nominating and Corporate Governance Committee and care of the Chief Legal Officer at the following address: 471 El Camino Real, Suite 101, Santa Clara, CA 95050 no earlier than 120 days prior to the anniversary date of the mailing of SI-BONE’s proxy statement for the last Annual Meeting of Stockholders and no later than the 90th day prior to the upcoming annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of SI-BONE’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Historically, we have not provided a formal process related to stockholder communications with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to our directors has been excellent. Stockholders may communicate with the Board or any of our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed as follows: SI-BONE, Inc. Board Communication, 471 El Camino Real, Suite 101, Santa Clara, CA 95050. Any communication sent must state the number of shares owned by the stockholder making the communication. The communications will be reviewed by the Chairman of the Board. The Chairman of the Board will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Chairman of the Board shall discard the communication.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted the SI-BONE, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on SI-BONE’s website at www.si-bone.com. If SI-BONE makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, SI-BONE will promptly disclose the nature of the amendment or waiver on its website.
We have a whistleblower hotline and website where people can report violations of the Code of Business Conduct and Ethics anonymously or by name; to date we have never had a good-faith complaint alleging violations of our Code of Conduct come into the hotline.
CORPORATE GOVERNANCE GUIDELINES
In July 2018, the Board of Directors adopted, and in January 2021 revised, our Corporate Governance Guidelines to assure that the Board has the necessary authority and policies in place to review and evaluate SI-BONE’s business operations as needed and to make decisions that are independent of SI-BONE’s management. The guidelines are also intended to align the interests of directors and management with those of SI-BONE’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees and compensation, board and committee self-assessments, and our prohibition on engaging in hedging, pledging or other inherently speculative transactions in our common stock. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.si-bone.com.
HEDGING AND PLEDGING PROHIBITION
As set forth in our Insider Trading Policy and Corporate Governance Guidelines, no director, employee or consultant to SI-BONE may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock at any time.
STOCK OWNERSHIP GUIDELINES
In December 2020, the Board of Directors adopted stock ownership guidelines applicable to each of our directors and executive officers. Pursuant to these guidelines, our Chief Executive Officer is expected to own shares of our common stock with a value of at least three times his or her annual base pay, each of our executive officers other than our Chief Executive Officer is expected to own shares of our common stock with a value of at least his or her annual base salary, and each of our directors is expected to own shares of our common stock with a value of at least three times our annual retainer for independent directors for service on the Board of Directors. The guidelines provide that the applicable person has five years from the later of the adoption of this policy and the time the person becomes subject to this policy to achieve their applicable stock ownership.
ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (ESG) OVERSIGHT AND ACTIVITIES
We strive to advance the interests of all our stakeholders – including patients, healthcare professionals, employees, investors, and our communities – by operating in an ethical and sustainable way. We do this by holding true to our core values: Respect, Collaboration, Excellence, Creativity, Agility and Integrity. These values are at the heart of our sustainability activities. For more information about our sustainability achievements in 2021, we encourage you to read our 2021 Sustainability Report, which will be available for download at www.investor.si-bone.com in May 2022. This report and any content on our website is provided for reference only and is not incorporated by reference in this Proxy Statement.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as SI-BONE’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP has audited SI-BONE’s financial statements since our inception in 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws or other governing documents nor law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as SI-BONE’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SI-BONE and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to SI-BONE for the fiscal years ended December 31, 2021 and 2020 by PricewaterhouseCoopers LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2021	2020
	(in thousands)
Audit Fees	$1,520	$1,039
Audit-related Fees	—	—
Tax Fees	92	111
All Other Fees	1	1
Total Fees	$1,613	$1,151

•Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, and other services normally provided by PricewaterhouseCoopers LLP in connection with regulatory filings.

•Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.

•All Other Fees consist of fees for professional services other than the services reported above, including permissible consulting services.
All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES.
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by SI-BONE’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests, consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment. Please see the Executive Compensation Narrative for a description of our compensation policies and decisions.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or SI-BONE. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present via webcast or represented by proxy and entitled to vote on the matter at the annual meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2023 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 3

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER
ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. In accordance with the Dodd-Frank Act, we are asking our stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, our stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that stockholders select a frequency of one year.

The Board believes that an annual advisory vote on the compensation of our named executive officers will enable our stockholders to collectively express their level of approval of our executive compensation program each year, thereby enabling us to be more responsive to the views of our stockholders as both our compensation program and stockholder base evolve over time. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow stockholders to provide direct and timely input on our compensation philosophy, policies and practices. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on executive compensation and corporate governance matters.

However, the Board encourages our stockholders to express their preference in accordance with what they determine to be best for SI-BONE. Accordingly, the Board is asking our stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. The alternative among one year, two years or three years that receives the votes of the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter at the annual meeting will be deemed to be the frequency preferred by the stockholders and will be the alternative selected in the following resolution to be submitted to the stockholders for a vote at the annual meeting:

“RESOLVED, that the frequency of every [one year][two years][three years] is hereby APPROVED as the frequency preferred by stockholders for the solicitation of advisory stockholder approval of the compensation paid to the company’s NEOs.” While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years. If no frequency receives votes representing a majority of shares held by stockholders present via webcast or represented by proxy and entitled to vote at the meeting, the option among those choices that receives the highest number of votes from the holders of shares present via webcast or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board of Directors or SI-BONE, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of SI-BONE or the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL NO. 4.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of SI-BONE’s common stock as of March 31, 2022, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of SI-BONE as a group; and (iv) all those known by SI-BONE to be beneficial owners of more than five percent of its common stock.
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, SI-BONE believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 33,872,363 shares outstanding on March 31, 2022, adjusted as required by rules promulgated by the SEC.

	Total Beneficial Ownership
Name of Beneficial Owner	Shares Owned	Right to Acquire Shares Within 60 days	Number of Shares	Percent of Total
Named Executive Officers and Directors:
Timothy E. Davis, Jr.	15,223	71,138	86,361	*
Jeffrey W. Dunn(1)	84,975	683,463	768,438	2.2%
John G. Freund, M.D.(2)	142,696	37,963	180,659	*
Jeryl L. Hilleman	4,397	21,135	25,532	*
Gregory K. Hinckley(3)	143,149	18,826	161,975	*
Helen Loh	2,287	685	2,972	*
Mika Nishimura	2,500	—	2,500	*
Keith C. Valentine	40,171	37,963	78,134	*
Laura A. Francis	101,664	129,528	231,192	*
Anshul Maheshwari	—	12,173	12,173	*
Anthony J. Recupero	34,885	201,402	236,287	*
All executive officers and directors as a group (12 persons)(4)	608,851	1,281,908	1,890,759	5.4%

5% Stockholders:
Brown Advisory Incorporated(5)	3,177,024	—	3,177,024	9.4%
Blackrock, Inc.(6)	2,699,798	—	2,699,798	8.0%
OrbiMed Capital LLC(7)	2,305,300	—	2,305,300	6.8%
Champlain Investment Partners, LLC(8)	1,970,385	—	1,970,385	5.8%

*    Less than one percent.
(1)    The outstanding shares consist of 84,975 shares of common stock held by Jeffrey W. Dunn as Trustee of the Jeffrey W. Dunn Living Trust Dated May 17, 2012.

(2)    The outstanding shares include (i) 133,899 shares of common stock held by the John Freund Family Partnership IV, L.P. and (ii) 8,797 shares held by Dr. Freud.

(3) The outstanding shares consist of (i) 67,546 shares of common stock held by Mr. Hinckley and (ii) 75,603 shares of common stock held by Gregory K. Hinckley and Mary C. Hinckley as Community Property with the Right of Survivorship.

(4)    Consists of (i) 571,947 shares of outstanding common stock beneficially owned by our directors and Named Executive Officers as listed in the table and 36,904 shares of outstanding common stock beneficially owned by our other executive officer as of
March 31, 2022 not listed in the table, and (ii) the right to acquire 1,214,276 shares of common stock within 60 days of March 31, 2022 by our directors and Named Executive Officers listed in the table and by our other executive officer; the number of shares our other executive officer has the right to acquire is 67,632 shares of common stock.

(5)    Based on a Schedule 13G filed on February 7, 2022, reporting beneficial ownership as of December 31, 2021. Brown Advisory Incorporated has sole voting power over 2,736,923 of these shares and shared dispositive power over all of these shares. Brown Advisory LLC has sole voting power over 2,720,499 of these shares and shared dispositive power over 3,160,600 of these shares. Brown Investment Advisory & Trust Company has sole voting power and shared dispositive power over 16,424 of these shares. The address for Brown Advisory Incorporated is 901 S Bond Street, Suite 400, Baltimore, MD 21231.

(6) Based on a Schedule 13G/A filed February 3, 2022, reporting beneficial ownership as of December 31, 2021. Blackrock, Inc. has sole voting power over 2,666,258 of these shares and sole dispositive power over all of these shares. The address for Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

(7)    Based on a Schedule 13G filed on February 11, 2022, reporting beneficial ownership as of December 31, 2021. OrbiMed Capital LLC has sole voting power and sole dispositive power over all of these shares. The address for OrbiMed Capital LLC is 601 Lexington Avenue, New York, NY 10022.

(8)    Based on a Schedule 13G filed on February 11, 2022, reporting beneficial ownership as of December 31, 2021. Champlain Investment Partners, LLC has sole voting power over 1,536,640 of these shares and sole dispositive power over all of these shares. The address for Champlain Investment Partners, LLC is 180 Battery Street Burlington, Vermont 05401.

MANAGEMENT
The following table sets forth certain information with respect to our executive officers as of April 15, 2022.

Name	Age	Position
Laura A. Francis	55	Chief Executive Officer
Anshul Maheshwari	42	Chief Financial Officer
Michael A. Pisetsky	44	SVP, Operations and Administration & Chief Legal Officer
Anthony J. Recupero	63	President, Commercial Operations
For Ms. Francis’s biography, see “Proposal No. 1 – Election of Directors” above.
Anshul Maheshwari has served as our Chief Financial Officer since April 2021. Prior to joining us, Mr. Maheshwari was Vice President of Finance, Head of Investor Relations and Treasurer at Varian Medical Systems, where he was responsible for and led finance transformation and built finance infrastructure to support growth for a leading, global cancer platform, from June 2018 to April 2021. In April 2013, Mr. Maheshwari joined Bechtel Corporation, the largest U.S.-headquartered engineering and construction company, initially as Manager of Investments and was promoted in June 2014 to Assistant Treasurer responsible for a centralized team managing banking and capital markets, investments, cash management and foreign exchange operations before departing Bechtel in June 2018. From November 2004 to March 2013, Mr. Maheshwari held various roles in Corporate and Investment Banking at Bank of America Merrill Lynch. Mr. Maheshwari received his BCom from H.R. College of Commerce and his M.B.A. from Boston College, Carroll Graduate School of Management.
Michael A. Pisetsky has served as our General Counsel and Chief Compliance Officer since August 2016, and as our Senior Vice President of Operations and Administration and Chief Legal Officer since April 2021. Mr. Pisetsky joined us in March 2015 as our Director of Legal. From August 2011 to March 2015, Mr. Pisetsky practiced law privately advising a number of companies in the medical technology, healthcare services and real estate industries. From August 2008 to July 2011, Mr. Pisetsky practiced law in the Business Department at Cooley LLP in Palo Alto, California, representing a number of medical technology, biotech, healthcare services and general technology clients, from inception to public offering or sale. Mr. Pisetsky received his B.A. with Honors from Harvard College, and received his J.D. (magna cum laude) and M.B.A. concurrently from Duke University.
Anthony J. Recupero has served as our President, Commercial Operations since April 2021, and previously served as our Chief Commercial Officer since July 2016. Prior to joining us, Mr. Recupero was the President of Catalyst Performance Advisors, LLC, where he advised leading medical device companies on commercial strategy from June 2013 to July 2016. In July 2008, Mr. Recupero joined Baxano, Inc., a medical device company with minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region, initially as Vice President of Sales and Marketing and was promoted in February 2009 to President and Chief Executive Officer until its acquisition by TranS1 in June 2013. From January 2005 to July 2008, Mr. Recupero was President of Recupero Consulting Group, LLC, where he advised leading medical device companies on commercial strategy. From October 1999 to December 2004, Mr. Recupero was the Vice President of Sales for Kyphon. Early in his career, Mr. Recupero progressed to senior sales management roles at United States Surgical Corporation and Sulzer Spine-Tech, Inc. Mr. Recupero received a B.A. in Communications from State University of New York at Albany.

EXECUTIVE COMPENSATION
Executive Compensation Narrative

This material is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for fiscal 2021. It also explains how we determined the material elements of compensation for our principal executive officer, our former principal executive officer, and our other two executive officers as of the end of fiscal 2021, and who we refer to as our “Named Executive Officers.” For 2021, our Named Executive Officers were:

◦Laura Francis, our Chief Executive Officer (our “CEO”);
◦Anshul Maheshwari, our Chief Financial Officer (our “CFO”);
◦Anthony Recupero, our President, Commercial Operations;
◦Jeffrey Dunn, our Executive Chairman and former CEO.
We provide an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation element that we provide to our Named Executive Officers. In addition, we explain how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our Named Executive Officers in 2021.

Overview

We are a global leader in technology for surgical treatment of musculoskeletal disorders of the sacropelvic anatomy. In 2009, we introduced the iFuse Implant System for minimally invasive surgery of the SI joint, shown to be a source of pain in 15% to 30% of chronic low back pain. Since then, more than 2,600 surgeons have performed a combined total of more than 65,000 SI joint fusion procedures. A unique body of evidence supporting the triangular iFuse implant, including two randomized controlled trials and over 100 peer reviewed publications, has enabled multiple government and private insurance payors to establish coverage of the SI joint fusion procedure exclusively when performed with our triangular iFuse implant. We are leveraging our market leadership position, supported by this proprietary reimbursement advantage, to commercialize other devices intended for surgical treatment of related aspects of the human anatomy.

2021 Business Highlights

2021 was a strong year for the company in many critical areas of performance, despite sustained headwinds in the operating environment due to the COVID-19 pandemic.

•Record worldwide revenue of $90.2 million, representing a 23% increase over 2020
•U.S. revenue of $82.7 million, representing a 21% increase over 2020
•Approximately 9,400 procedures performed in the US, representing a 25% increase over 2020, by over 1,000 surgeons
•Surpassed 65,000 procedures performed by over 2,600 surgeons worldwide
•Received near universal coverage of iFuse in the United States, with over 35 payors exclusive to iFuse
•Successfully launched iFuse-TORQ, a highly differentiated 3D-printed threaded implant, for pelvic trauma and minimally invasive sacroiliac joint fusion applications
•Awarded FDA's Breakthrough Device Designation for iFuse Bedrock Granite
•Gross margin of 88%
•Reduced and refinanced outstanding debt with a new $35 million Term Loan from Silicon Valley Bank at more favorable terms

2021 Executive Leadership Transition

In connection with our ongoing succession planning efforts, and as previously disclosed, we undertook an orderly leadership transition that went into effect in April 2021. The following changes to our leadership team occurred at that time:

•Jeffrey Dunn transitioned from Chief Executive Officer to Executive Chairman
•Laura Francis was promoted to Chief Executive Officer
•Anshul Maheshwari joined our company as Chief Financial Officer
•Anthony Recupero was promoted to President, Commercial Operations

This leadership team positions our company for strong execution on key strategic initiatives and the continued creation of stockholder value. Details of the impact on executive compensation of this leadership transition are summarized below and discussed in further detail in the relevant sections below.
2021 Executive Compensation Highlights

Our approach to executive compensation in 2021 reflected our measured approach to attracting, retaining, and incentivizing key members of our management team, and aligning their interests with our stockholders.

We provided our continuing Named Executive Officers with modest 3% increases in base salary at the beginning of 2021, with further modifications to base salary made only in conjunction with changes in responsibilities, as further described in “Base Salary” below.

Our annual cash bonus program in 2021 was based on the achievement of goals on financial metrics—revenues, gross margin, and adjusted EBITDA—and operational metrics related to product launches. We set challenging target goals, as evidenced by the fact that, despite our strong performance in many respects in 2021, the annual bonus program resulted in a bonus payout of 86.27% of target to each of our Named Executive Officers. Details of this program appear in “Annual Cash Bonuses” below.

Our long-term incentives to Named Executive Officers in 2021 were granted in the form of restricted stock units, as detailed in “Long-Term Incentive Compensation” below. These awards align the interests of our Named Executive Officers with stockholders and are at-risk and subject to forfeiture.

Goals of Our Executive Compensation Program

In structuring our executive compensation program, we are guided by the following objectives:

•Competition. We seek to attract, reward, motivate and retain diverse, talented individuals with relevant experience through a competitive pay structure.
•Balanced Packages. Our executive compensation program focuses on total compensation, combining short- and long-term components, cash and equity, and fixed and variable payments.
•Align pay with our performance. We tie a substantial portion of executive compensation to Company performance.
•Align with stockholder objectives. We align our executives’ interests with those of our stockholders by linking compensation to corporate performance and corresponding creation of stockholder value.

Adoption of 2022 Performance Share Unit Program, Clawback Policy, and New Stock Ownership Guidelines

For 2022, we have adopted a Performance Share Unit (PSU) program for Ms. Francis and Mr. Maheshwari. Ms. Francis’ 2022 equity grants are issued 50% as PSUs and 50% as RSUs; Mr. Maheshwari’s 2022 equity grants are issued 25% as PSUs and 75% as RSUs. The 2022 PSUs measure the company’s relative total stockholder return against a group of industry peers in equal tranches over one-, two-, and three-year performance periods. In each period, the target performance is the median of the industry peer group. A maximum payout of 200% of target is earned if the company’s performance exceeds the industry group median by 50 percentage points or more; no payout is earned if the company’s performance trails the industry group median by 50 percentage points or more.

We adopted a clawback policy in 2021 that enables us to recoup excess cash and equity incentive compensation in the event of an accounting restatement, and enables us to take further recoupment actions in the event of a current or former executive officer’s misconduct contributing to an accounting restatement. We also strengthened our executive stock ownership guidelines. Further information on these policies is set forth in “Other Compensation Policies” below.

Stockholder Engagement on Executive Compensation

During 2021 and early 2022, we reached out to holders of 52.3% of our outstanding common stock, seeking to engage with them on executive compensation and other governance topics. We held discussions with holders of 40.2% of our outstanding common stock, including 8 of our top 25 stockholders.

We found these discussions to be extremely useful and received valuable feedback on our executive compensation program. Specific items of feedback relating to executive compensation that we heard through these engagements included:

◦An interest in seeing more detail on the annual bonus program and adjustments related to COVID-19 made in determining payouts
◦Concern about the provision in Mr. Dunn’s employment agreement providing for a single-trigger severance payment in the event of a change in control
◦An interest in seeing greater alignment in our long-term incentive awards between the relative returns to our stockholders and the size and value of the equity awards granted to our Chief Executive Officer and Chief Financial Officer

In response to this feedback, we took the following actions:

◦We are providing additional detail in this proxy statement on the operation of the 2021 annual bonus program and the factors in the Compensation Committee’s determination of achievement levels, including adjustments made to account for impacts of the COVID-19 pandemic.
◦In October 2021, we amended Mr. Dunn’s employment agreement to eliminate the single-trigger severance provision and replace it with a double-trigger severance provision.
◦We introduced Performance Stock Units for 2022, as detailed in the section above.
◦We adopted a clawback policy, as set forth in “Other Compensation Policies” below.

We intend to continue to initiate dialog with our stockholders on executive compensation and other governance topics. In addition, we welcome stockholder communication with the Board through the channels set forth in this proxy statement.

Emphasis on Variable and At-Risk Compensation

The annual compensation of our Named Executive Officers varies from year to year based on our corporate financial and operational results. Consistent with our compensation philosophy, our executive compensation program emphasizes “variable” pay over “fixed” pay and seeks to balance short-term and long-term incentives, as well as performance-based and time-based incentives. In 2021, the majority of the target total direct compensation of our CEO consisted of variable pay, including cash awarded under our annual bonus plan and long-term incentives in the form of equity awards, the value of which will be strongly correlated with long-term corporate performance. Fixed pay, primarily consisting of base salary, made up only 15.3% of our CEO’s target total direct compensation in 2021, while variable pay, consisting of both annual and long-term incentives in the form of equity awards, made up 84.7% of her target total direct compensation. Similar allocations applied to our other Named Executive Officers.

Executive Compensation Best Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2021, the following executive compensation policies and practices were in place, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

	What We Do		What We Don’t Do
✓	Actively engage in year-round dialogue with our stockholders and incorporate feedback into our compensation programs	✗	No pension plans or Supplemental Executive Retirement Plans
✓	Significant portion of compensation for Named Executive Officers is at risk, based on both company performance (financial & stock price) and the individual’s performance	✗	No hedging or pledging of our securities
✓	Provide compensation mix that more heavily weights variable pay and long-term equity	✗	No excise tax gross-ups upon a change of control
✓	Stock ownership requirements apply to all Named Executive Officers and directors	✗	No significant perquisites to our Named Executive Officers
✓	An independent compensation consultant advises the Compensation Committee	✗	No single-trigger equity acceleration or excessive severance benefits
✓	Annually assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs
✓	Maintain a fully independent Compensation Committee
✓	We have adopted a clawback policy that provides for the recoupment of incentive compensation in certain situations
✓	Our Board maintains a robust succession strategy

Compensation Philosophy and Guiding Principles

We have designed our executive compensation program to reward our Named Executive Officers at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly competitive environments in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, annual cash bonus opportunities, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period enable us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.

The Compensation Committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In designing and implementing the various elements of our executive compensation program, the Compensation Committee considers market and industry practices, as well as the tax efficiency of our compensation structure and its impact on our financial condition. While the Compensation Committee considers all of the factors in its deliberations, it places no formal weighting on any one factor.

As we continue to grow, the Compensation Committee evaluates our compensation philosophy and program objectives as circumstances require. At a minimum, the Compensation Committee reviews executive compensation annually.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee, among its other responsibilities, establishes our overall compensation philosophy and reviews and approves our executive compensation program, including the specific compensation of our Named Executive Officers. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers. The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our Company website at investor.si-bone.com/corporate-governance/governance-highlights.

While the Compensation Committee determines our overall compensation philosophy and approves the compensation of our Named Executive Officers, it relies on its compensation consultant and legal counsel, as well as members of our management team, including our CEO with respect to Named Executive Officers other than herself. The Compensation Committee makes all final decisions regarding compensation, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards. The Compensation Committee meets on a regularly scheduled basis and at other times as needed. The Compensation Committee periodically reviews compensation matters with our Board of Directors.

At the beginning of each year, the Compensation Committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions, and decisions are (i) properly coordinated, (ii) aligned with our mission, vision, values, and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes, and (v) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. Following this assessment, the Compensation Committee makes any necessary or appropriate modifications to our existing plans and arrangements or adopts new plans or arrangements.

The Compensation Committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the Compensation Committee reviews market trends and changes in competitive compensation practices, as further described below. Based on its review and assessment, the Compensation Committee, from time to time, recommends changes in our executive compensation program to our Board of Directors.

The factors considered by the Compensation Committee in determining the compensation of our Named Executive Officers for 2021 included:

•the recommendations of our CEO (except with respect to her own compensation) as described below;

•our corporate growth and other elements of financial performance;

•our corporate and individual achievements against one or more short-term and long-term performance objectives;

• the individual performance of each Named Executive Officer against his or her management objectives;

•a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);

•the expected future contribution of the individual Named Executive Officer;

•historical compensation awards we have made to our executive officers; and

•internal pay equity based on the impact on our business and performance.

The Compensation Committee did not weight these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of the Compensation Committee considered this information in light of their individual experience, knowledge of the company, knowledge of each executive officer, knowledge of the competitive market, and business judgment in making their decisions regarding executive compensation and our executive compensation program.

As part of this process, the Compensation Committee also evaluates the performance of our CEO each year and makes all decisions regarding her base salary adjustments, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards. Our CEO and Executive Chairman are not present during any of the deliberations regarding their respective compensation, and no Named Executive Officer is present during any deliberations regarding their compensation.

Role of Our CEO

Our CEO works closely with the Compensation Committee in determining the compensation of our other Named Executive Officers. Typically, our CEO works with the Compensation Committee to recommend the structure of the annual bonus plan, and to identify and develop corporate and individual performance objectives for such plan, and to evaluate actual performance against the selected measures. Our CEO also makes recommendations to the Compensation Committee as described in the following paragraph and is involved in the determination of compensation for the respective executive officers who report to her.

At the beginning of each year, our CEO reviews the performance of our other Named Executive Officers for the previous year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation. Using her subjective evaluation of each executive officer’s performance and taking into consideration historical compensation awards to our executive officers and our corporate performance during the preceding year, these recommendations concern base salary adjustments, target annual cash bonus opportunities, actual bonus payments, and long-term incentives in the form of equity awards for each of our executive officers (other than herself) based on our results, the individual executive officer’s contribution to these results, and his or her performance toward achieving his or her individual performance goals. The Compensation Committee then reviews these recommendations and considers the other factors described above and makes decisions as to the target total direct compensation of each executive officer (other than our CEO), as well as each individual compensation element.

While the Compensation Committee considers our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to the compensation of our executive officers. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount of each element for our executive officers. Moreover, no executive officer participates in the determination of the amounts or elements of his or her own compensation.

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determined in its sole discretion, to assist in carrying out its responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Compensation Committee.

In 2021, pursuant to this authority, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the Compensation Committee by Compensia in 2021 were as follows:

•developed and subsequently updated the compensation peer group;
•provided advice with respect to compensation best practices and market trends for compensation of executive officers and members of our Board of Directors;
•conducted an analysis of the levels of overall compensation and each element of compensation for of our Named Executive Officers;
•conducted an analysis of the levels of overall compensation and each element of compensation for the members of our Board of Directors; and
•provided ad hoc advice and support on compensation and governance topics throughout the year.

Representatives of Compensia attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. Compensia reports to the Compensation Committee rather than to management, although Compensia may meet with members of management, including our CEO and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the Compensation Committee. During 2021, Compensia met with various executive officers to collect data and obtain management’s perspective on various executive compensation proposals.

The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described above.

The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable listing standards of the Nasdaq Stock Market, and has concluded that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.

Competitive Positioning

Given our unique business profile, history, and market competitors, the Compensation Committee believes that the competitive market for executive talent includes primarily medical device and equipment companies and, to a lesser extent, the broader healthcare sector. Accordingly, it develops a compensation peer group to contain a carefully selected cross-section of such public companies with revenues and market capitalizations that are similar to ours, using factors described below. The Compensation Committee considers the compensation practices of these peer group companies as one factor in its compensation deliberations. This peer group data is supplemented with executive compensation survey data representing both public and private technology companies that are of similar size, as well as market trends and best practices in executive compensation, and the judgment of the Compensation Committee members.

Compensation Peer Group

As part of its deliberations, the Compensation Committee considers competitive market data on executive compensation levels and practices and a related analysis of such data. This data is drawn from a select group of peer companies developed by the Compensation Committee, as well as compensation survey data.

In August 2019, the Compensation Committee directed its compensation consultant to formulate a group of peer companies to be used as a reference for market positioning and for assessing competitive market practices. The compensation consultant undertook a detailed review of the pool of U.S.-based publicly traded companies, taking into consideration our industry sector as well as the following factors:
•the revenues of the company (focusing on companies with revenues between 0.4x and 2.5x our revenues)
•the market capitalization of the company (focusing on companies between $200 million and $2 billion in market capitalization)
•the comparability of the company’s business model; and
•the comparability of the company’s operating history and maturity.

Following this review, the compensation consultant recommended to the Compensation Committee the following peer group to consist of 15 publicly traded companies, which the Compensation Committee subsequently approved. The selected companies had revenues ranging from $19 million to $382 million, with a median of $90 million, and market capitalizations as of August 2019 ranging from $46 million to $2.0 billion, with a median of $361 million. The companies comprising the compensation peer group were as follows:

Alphatec Holdings, Inc.	GenMark Diagnostics, Inc.	Nuvectra Corporation
Apyx Medical Corporation	Intersect ENT, Inc.	OrthoPediatrics Corp.
AxoGen, Inc.	iRhythm Technologies, Inc.	SeaSpine Holdings Corp.
Cerus Corporation	LeMaitre Vascular, Inc.	Surmodics, Inc.
ConforMIS, Inc.	Misonix, Inc.	Zynex, Inc.
Cutera, Inc.	Nevro Corp.

The Compensation Committee approved this peer group in September 2019.

This compensation peer group was used by the Compensation Committee in connection with its annual review of our executive compensation program for 2020. Specifically, the Compensation Committee reviewed the compensation data drawn from the compensation peer group, in combination with industry-specific compensation survey data, to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluated how our pay practices and the compensation levels of our executive officers compared to the competitive market. As part of this evaluation, the Compensation Committee also reviewed the performance measures and performance goals generally used within the competitive market to reward performance.

In August 2020, using the same criteria as described above but updating the size criteria (revenue and market capitalization) to align with our then-current size, and to account for the filing by Nuvectra for bankruptcy in the prior year, the compensation consultant evaluated the existing compensation peer group and recommended to the Compensation Committee the following peer group for use in setting 2021 executive compensation, to consist of 15 publicly traded companies, which the Compensation Committee subsequently approved. The selected companies had revenues ranging from $28 million to $178 million, with a median of $79 million, and market capitalizations ranging from $175 million to $1.6 billion, with a median of $536 million. The companies comprising the updated compensation peer group were as follows:

Alphatec Holdings, Inc.	GenMark Diagnostics, Inc.	SeaSpine Holdings Corp.
Apyx Medical Corporation	Intersect ENT, Inc.	Shockwave Medical, Inc.
AxoGen, Inc.	LeMaitre Vascular, Inc.	Silk Road Medical, Inc.
Cerus Corporation	Misonix, Inc.	ViewRay, Inc.
Cutera, Inc.	OrthoPediatrics Corp.	Zynex, Inc.

The Compensation Committee believes that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages. This information is only one of several factors that the Compensation Committee considers, however, in making its decisions with respect to the compensation of our executive officers.

Compensation Elements

The three primary elements of our executive compensation programs are: (1) base salary, (2) annual cash bonus opportunities, and (3) long-term incentives in the form of equity awards, as described below:

Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, expected future performance and contributions
Provides competitive level of fixed compensation determined by the market value of the position, with actual base salaries established based on the facts and circumstances of each executive officer and each individual position

Annual cash bonuses
Achievement of pre-established corporate and individual performance objectives (for 2021, focused on revenue growth, gross margin, adjusted EBITDA, and new product launches, as well as individual contributions and management objectives)

Motivate executive officers to achieve critical financial and operational objectives.

Generally, performance levels are established to incentivize our executive officers to achieve or exceed performance objectives. For 2021, payouts for corporate performance objectives could range from 0% to 125% or 150% for each objective, depending on actual achievement.

Long-term incentives/equity awards
Achievement of corporate and individual performance objectives designed to enhance long-term stockholder value and attract, retain, motivate, and reward executive officers over extended periods for achieving important corporate objectives

Vesting requirements promote retention of highly valued executive officers

Annual equity awards that provide a variable “at risk” pay opportunity. Restricted stock awards vest over four years. PSUs, granted beginning in 2022, vest over three years.
Because the ultimate value of these equity awards is directly related to the market price of our common stock, and the awards are only earned over an extended period of time subject to vesting, they serve to focus management on the creation and maintenance of long-term stockholder value

Our Named Executive Officers also participate in the standard employee benefit plans available to most of our employees. In addition, our Named Executive Officers are eligible for modest post-employment (severance and change in control) payments and benefits under certain circumstances. Each of these compensation elements is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our Named Executive Officers in 2021 under each of these elements.

Base Salary

We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a stable management team. Base salaries for our Named Executive Officers are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team.

Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, and the base salaries of our other executive officers.

Thereafter, the Compensation Committee reviews the base salaries of our Named Executive Officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

In 2021, the Compensation Committee reviewed the base salaries of our executive officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of our CEO and Executive Chairman (except with respect to their own respective base salaries), as well as the other factors described above. Following this review, the Compensation Committee set the base salaries of our executive officers at levels that it believed were appropriate to maintain their competitiveness. The base salaries of our Named Executive Officers established at the beginning of 2021 were as follows:

Named Executive Officer	2020 Base Salary	2021 Base Salary	Percentage Adjustment
Laura Francis	$420,000	$433,000[1]	3%
Anshul Maheshwari	N/A2	$400,000	N/A
Anthony Recupero	$380,000	$391,000[3]	3%
Jeffrey Dunn	$600,000	$618,000[4]	3%

(1) In April 2021, the Compensation Committee further increased Ms. Francis’ base salary to $567,000 in conjunction with her promotion to CEO.
(2) Mr. Maheshwari joined the company in April 2021. His base salary was set under the terms of his Offer Letter.
(3) In April 2021, the Compensation Committee further increased Mr. Recupero’s base salary to $430,000 in conjunction with his promotion to President, Commercial Operations.
(4)    Mr. Dunn transitioned to Executive Chairman in April 2021, at which time his base salary decreased to $309,000 pursuant to the terms of his amended Offer Letter Agreement and Severance Plan Participation Agreement.

The base salaries of our Named Executive Officers during 2021 are set forth in the “2021 Summary Compensation Table” below.

Annual Cash Bonuses

We use annual bonuses paid to motivate our executive officers, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us to deliver a competitive total direct compensation opportunity to our executive officers. Annual cash bonuses are entirely performance-based, are not guaranteed, and may vary materially from year-to-year.

Typically, the Compensation Committee establishes cash bonus opportunities pursuant to a formal cash bonus plan that measures and rewards our executive officers for our actual corporate over our fiscal year. The cash bonus plan is designed to pay above-target bonuses when we exceed our annual corporate objectives and below-target bonuses (or no bonuses) when we do not achieve these objectives.

In January 2021, the Compensation Committee determined to award cash bonus opportunities to our Named Executive Officers, pursuant to the cash bonus plan for 2021. The Compensation Committee has the authority to select the performance measures and related target levels applicable to the annual cash bonus opportunities for our executive officers. The performance measures involving our financial results could be determined in accordance with GAAP, or such financial results could consist of non-GAAP financial measures, and any actual results were subject to adjustment by the Compensation Committee for one-time items or unbudgeted or unexpected items when determining whether the target levels for the performance measures had been met.

Under the 2021 bonus plan, the Compensation Committee could, in its sole discretion and at any time, increase, reduce, or eliminate a participant’s actual bonus payment, and/or increase, reduce, or eliminate the amount allocated to the bonus pool for the year. Further, the actual bonus payment could be below, at, or above a participant’s target bonus opportunity, in the Compensation Committee’s sole discretion. The Compensation Committee could determine the amount of any reduction on the basis of such factors as it deemed relevant, and it was not required to establish any allocation or weighting with respect to the factors it considers.

Target Bonus Opportunities

In January 2021, the target annual cash bonus opportunities for each of our Named Executive Officers under the 2021 bonus plan, expressed as a percentage of his or her annual base salary, were as follows. Adjustments made in April 2021 in conjunction with our leadership transition are noted below the table.

Named Executive Officer	January 2021 Base Salary	January 2021 Target Bonus Opportunity Percentage	Portion of 2021 at This Level	Base Salary Effective April 20, 2021	April 2021 Target Bonus Opportunity Percentage	Portion of 2021 at This Level	Total 2021 Target Bonus Opportunity ($)
Laura Francis[1]	$433,000	55%	0.3	$567,000	85%	0.7	$408,995
Anshul Maheshwari[2]	N/A	N/A	N/A	$400,000	45%	0.7	$126,136
Anthony Recupero[3]	$391,000	65%	0.3	$430,000	70%	0.7	$286,980
Jeffrey Dunn[4]	$618,000	100%	0.3	$309,000	100%	0.7	$401,470

(1) In April 2021, Ms. Francis’ base salary increased to $567,000, and her target bonus opportunity increased to 85% of base salary, in conjunction with her promotion to CEO.
(2) Mr. Maheshwari joined the company in April 2021. His target bonus opportunity was set under the terms of his Offer Letter.
(3) In April 2021, Mr. Recupero’s base salary increased to $430,000, and his target bonus opportunity increased to 70% of base salary, in conjunction with his promotion to President, Commercial Operations.
(4) In April 2021, Mr. Dunn’s base salary decreased to $309,000 in conjunction with his transition to Executive Chairman, and his target bonus opportunity was adjusted to 100% of his new base salary.

The target annual cash bonus opportunities of our executive officers, including the Named Executive Officers, were driven entirely by achievement of corporate financial and operational objectives. The Compensation Committee determined this allocation to be appropriate to focus our executive officers on our short-term financial objectives as reflected in our annual operating plan while, at the same time, recognizing their contributions to the achievement of these objectives and the successful execution of their individual roles and responsibilities.

Corporate Performance Objectives

For purposes of the 2021 bonus plan, the Compensation Committee selected the following as the corporate performance measures.

◦Revenues, weighted 50%, utilizing quarterly goals due to uncertainty caused by the COVID-19 pandemic
◦Gross margin, weighted 10%
◦Adjusted EBITDA (adjusted for the impact of stock-based compensation), weighted 10%
◦TORQ U.S. launch, weighted 15%
◦iFuse Bedrock Granite U.S. launch, weighted 15%

The Compensation Committee believed these performance measures were appropriate for our business because they provided a balance between generating revenue, managing our expenses, and growing our business, which it believes most directly influences long-term stockholder value. At the same time, the Compensation Committee established target performance levels for each of these measures at levels that it believed to be challenging, but attainable, through the successful execution of our annual operating plan. The Compensation Committee chose to use quarterly revenues set at the beginning of each quarter due to the difficulty in planning or forecasting annual revenue as a result of the dynamic and uncertain operating environment caused by the COVID-19 pandemic.

The minimum, target, and maximum levels of achievement for each corporate performance measure and their respective payment amounts, with the actual bonus payment with respect to each measure to be determined independently, were as follows:

Corporate Performance Measure	Threshold Performance Level	Threshold Payment Level	Target Performance Level	Target Payment Level	Maximum Performance Level	Maximum Payment Level
Revenues	$90.5M	50%	$96.0M	100%	$101.5M	150%
Gross margin	86%	80%	87%	100%	88%	125%
Adjusted EBITDA	($39M)	80%	($37M)	100%	($35M)	125%
TORQ U.S. Launch	June 2021	80%	May 2021	100%	April 2021	125%
iFuse Bedrock Granite U.S. Launch	December 2021	80%	November 2021	100%	October 2021	125%

In the event of actual performance between the threshold and target, and target and maximum, performance levels, the payment amount was to be calculated between each designated segment on a linear basis.

2021 Performance Results and Bonus Decisions

In January 2022, the Compensation Committee approved our actual achievement with respect to the corporate financial objectives under the 2021 bonus plan as follows:

Corporate Performance Measure	Actual Achievement	Achievement Payout Level	Weighting	Bonus Contribution
Revenues	$92.4M1	70%	50%	35.02%
Gross margin	88%	125%	10%	12.50%
Adjusted EBITDA	Greater than ($35M)	125%	10%	12.50%
TORQ U.S. Launch	April	125%	15%	18.75%
iFuse Bedrock Granite U.S. Launch	N/A2	50%	15%	7.50%
			Total	86.27%

(1) Includes aggregate add-back of $2.2M in identified case revenue that were deferred in Q3 and Q4 related to COVID-19.
(2) The company did not attain U.S. launch for iFuse Bedrock Granite in 2021 due to supply chain constraints related to the COVID-19 pandemic. However, because of the FDA's designation of iFuse Bedrock Granite as a Breakthrough Device in November 2021, the Compensation Committee determined to award 50% achievement on this metric.

The Compensation Committee determined that, based on our actual performance with respect to each corporate performance measure, the corporate performance objectives had been achieved, in the aggregate, at an 86.27% level. Accordingly, the Compensation Committee approved bonus payments as follows for our Named Executive Officers and our Executive Chairman:

Named Executive Officer	Target Annual Cash Bonus Opportunity	Bonus Achievement Percentage	Actual Annual Cash Bonus Payment
Laura Francis	$408,995	86.27%	$352,840
Anshul Maheshwari	$126,136	86.27%	$108,818
Anthony Recupero	$286,980	86.27%	$247,578
Jeffrey Dunn	$401,470	86.27%	$346,345

The annual cash bonuses paid to our Named Executive Officers for 2021 are set forth in the “2021 Summary Compensation Table” below.

Long-Term Incentive Compensation

We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our Named Executive Officers, by providing them with the opportunity to build an equity interest in the company and to share in the potential appreciation of the value of our common stock. The Compensation Committee views equity awards, whether the awards are subject to time-based vesting requirements or are to be earned based on the attainment of specific performance objectives, are inherently variable since the grant date fair value of these awards may not necessarily be indicative of their value when, and if, the shares of our common stock underlying these awards are ever earned or purchased. The Compensation Committee further believes these awards enable us to attract and retain key talent in our industry and aligns our executive officers’ interests with the long-term interests of our stockholders.

Generally, in determining the size of the equity awards granted to our executive officers the Compensation Committee takes into consideration the recommendations of our CEO and Executive Chairman (except with respect to their own respective equity awards), as well as the factors described above. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.

In January 2021, the Compensation Committee approved equity awards for our Named Executive Officers. In determining the amount of each Named Executive Officer’s equity award, the Compensation Committee took into consideration the recommendations of our then-serving CEO (except with respect to his own equity award), as well as the factors described above. The Compensation Committee also considered the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives. In April 2021, the Board approved equity awards to Mr. Maheshwari upon his joining the company.

These equity awards consisted of RSU awards that may be settled for shares of our common stock. The Compensation Committee also granted additional equity awards to Ms. Francis and Mr. Recupero in conjunction with their promotions during 2021. The equity awards granted to our Named Executive Officers in 2021 were as follows:

Named Executive Officer	Number of Restricted Stock Units
Laura Francis[1]	82,244
Anshul Maheshwari[2]	38,240
Anthony Recupero[3]	59,552
Jeffrey Dunn[4]	126,000 (63,000 forfeited in April 2021)

(1) Consists of 49,280 shares granted on January 5, 2021, 100 shares granted on March 4, 2021, and 32,864 shares granted on April 18, 2021, in conjunction with Ms. Francis’ promotion to CEO.
(2) Granted April 21, 2021, in conjunction with Mr. Maheshwari’s hiring.
(3) Consists of 49,280 shares granted on January 5, 2021, and 10,272 shares granted on April 19, 2021, in conjunction with Mr. Recupero’s promotion to President, Commercial Operations.
(4) Mr. Dunn forfeited 50% of this award in conjunction with his transition to Executive Chairman.

The RSU awards granted to our Named Executive Officers in January and April 2021 were subject to a time-based vesting requirement providing that these awards are to vest quarterly over four years, assuming the continued service of the executive officers on each such vesting date.

The number and value of equity awards granted to our Named Executive Officers in 2021 are set forth in the “2021 Summary Compensation Table” and the “2021 Grants of Plan-Based Awards Table” below.

We adopted a new long-term incentive compensation structure for 2022, in which certain Named Executive Officers receive a combination of restricted stock units and performance share units. Details of the 2022 performance share program are set forth in the “Overview” section above.

Welfare and Health Benefits

We provide medical and life insurance benefits to our Named Executive Officers, on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. These benefits are provided on the same basis as all of our full-time employees, therefore are excluded from the Summary Compensation table. We also provide vacation and other paid holidays to all employees, including our executive officers. We do not offer our employees a non-qualified deferred compensation plan or pension plan.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees' needs.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2021, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for such Named Executive Officer.

In the future, we may provide perquisites or other personal benefits to our executive officers in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
SI-BONE, Inc. Severance Benefit Plan
On July 16, 2020, the Compensation Committee of our Board of Directors of SI-BONE, Inc. adopted the SI-BONE, Inc. Severance Benefit Plan (the “Severance Plan”), and form of Participation Agreement for use with the Severance Plan, pursuant to which participants in the Severance Plan, including our Named Executive Officers, will receive severance benefits if we terminate the participant’s employment with us without “cause” or the participant resigns his or her employment for “good reason” within three months prior to, or within 12 months following, a “change in control” of SI-BONE (as such terms are defined in the Severance Plan). In addition, our Executive Chairman, Jeffrey Dunn, will receive benefits under the Severance Plan if the closing of a “change in control” occurs and he agrees to provide transition services to us on a full-time basis for up to six months following the “change in control.” Participants in the Severance Plan are those employees that have been designated as participants by the Board of Directors or Compensation Committee as participants in the Severance Plan and who have signed a Participation Agreement. All of our Named Executive Officers have been designated as participants in the Severance Plan.

Severance payments to our Named Executive Officers in connection with a change in control are as follows: (1) a lump sum cash payment equal to 12 months base salary (24 months in the case of Mr. Dunn), (2) a lump sum cash payment of the then current annual target cash bonus (1.5 times annual target cash bonus in the case of Mr. Dunn), (3) COBRA coverage for 12 months (24 months in the case of Mr. Dunn), (4) full acceleration of vesting of all equity awards, and (5) extension of the post-termination exercise period to two years (or the closing of the change in control if provided in the equity award or change in control agreement). On April 18, 2021, in connection with Ms. Francis becoming Chief Executive Officer, the Board of Directors approved augmenting her severance payments in connection with a change in control to include: a lump sum cash payment equal to 18 months base salary and a lump sum cash payment of 1.5 times the then current annual target cash bonus.

In addition, in the event SI-BONE terminates the employment of an executive officer without cause other than within three months prior to or 12 months following a change in control, the executive officer will receive severance payments as follows: (1) a lump sum cash payment equal to 12 months base salary, and COBRA coverage for 12 months.

To obtain benefits under the Severance Plan the participant must sign and deliver to SI-BONE a release of liability in favor of SI-BONE.

Employment Arrangements
We have offer letters with each of our Named Executive Officers. The offer letters generally provide for at-will employment and set forth the executive officer’s initial base salary, eligibility for employee benefits and confirmation of the terms of previously issued equity grants, including in some cases severance benefits on a qualifying termination of employment. In addition, each of our executive officers has executed our standard proprietary information and inventions agreement. With the exception of Mr. Dunn, as described further below, any severance provisions of the Named Executive Officers’ offer letters were superseded by the Severance Plan.

During 2021, we entered into new or modified offer letters with two of our Named Executive Officers, as described below.
Anshul Maheshwari
In April 2021, we entered into an offer letter with Mr. Maheshwari, which provides for a $400,000 annual base salary, a target bonus of up to 45% of his base salary, and a grant of 38,240 RSUs. The offer letter also provides for a sign-on bonus of $75,000 and eligibility to participate in the Severance Plan.
Jeffrey W. Dunn
In January 2021, we entered into amendment of Mr. Dunn’s 2009 offer letter and severance plan participation agreement, pursuant to which upon the transition effective on the earlier of either the hiring of a new Chief Financial Officer or May 1, 2021, (a) Mr. Dunn would become Executive Chairman and his time commitment to us would be reduced to 50% of his full working time prior to the transition; (b) Mr. Dunn would serve in the capacity of Executive Chairman until the earlier of the date on which the Board determines that he shall no longer serve in such capacity and May 1, 2023, at which point his employment with us would end and Mr. Dunn would transition to our non-Executive Chairman; (c) Mr. Dunn’s base salary would be $309,000 per year, which is fifty percent (50%) of his base salary immediately preceding the transition, and his target annual bonus would be 100% of base salary, and (d) 50% of the unvested portion of the equity award granted to Mr. Dunn on January 5, 2021 was forfeited. This amendment took effect upon Mr. Maheshwari’s start date with the company.

In October 2021, we entered into a second amendment to Mr. Dunn’s offer letter and severance plan participation agreement, in which we eliminated Mr. Dunn’s ability to receive “single trigger” cash severance benefits upon a change in control and specified that he would receive such benefits only upon a Covered Termination occurring during the Change in Control Period (each as defined in the Severance Plan). This second amendment also modifies the definition of “Good Reason” to be triggered with respect to Mr. Dunn if he ceases to be Chairman of the Board during the Change in Control Period or, following a change in control, the chairman of the board of the successor entity.

Other Compensation Policies

Stock Ownership Policy

We believe that stock ownership by our executive officers, including our Named Executive Officers, is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. The Compensation Committee has adopted a stock ownership policy that requires our executive officers to own a minimum number of shares of our common stock. These mandatory ownership levels are intended to create a clear standard that ties a portion of these individuals’ net worth to the performance of our stock price. The current ownership requirements are as follows:

Named Executive Officer	Minimum Required Level of Stock Ownership
Chief Executive Officer	Value equivalent to three times annual salary
Other Executive Officers	Value equivalent to annual salary

Shares that count toward satisfaction of these ownership requirements include shares owned by the executive, including shares purchased on the open market. Unexercised options and unvested RSUs and PSUs do not count toward these ownership requirements. Executives have five years to comply with the applicable stock ownership requirement.

As of the end of fiscal 2021, our CEO and each of our other Named Executive Officers had satisfied his or her required stock ownership level or were on track to do so.

Compensation Recoupment Policy

In 2021, the company adopted a clawback policy providing that, if the company is required to prepare an accounting restatement for any quarter or year commencing after adoption of the policy, we shall recover from any current executive officer the full amount of the difference between any cash or equity incentive compensation based in whole or in part on the attainment of a financial reporting measure that was received by the executive officer and that the executive officer would have been entitled to had the financial statements been properly reported. In addition, if a current or former executive officer’s misconduct contributed to the obligation to restate our financial statements, we may recover for three years from the date we were required to prepare an accounting restatement the excess incentive compensation paid to that executive officer and recoup excess sales proceeds from the sale of any shares of our stock acquired pursuant to an award granted under our equity incentive plans.

Hedging and Pledging Policies

Under our Insider Trading Policy, no director, employee or consultant to SI-BONE may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock at any time.

Tax and Accounting Considerations

The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

For federal income tax purposes, publicly traded companies may be prohibited from deducting employee remuneration in excess of $1 million paid to certain “covered employees,” which may include certain Named Executive Officers, including, but not limited to, our Chief Executive Officer and Chief Financial Officer, under Section 162(m) of the Internal Revenue Code (the “Code”). Even if Section 162(m) may limit the compensation deduction, our Board of Directors and the Compensation Committee believe our compensation policies and practices should be designed to help us meet our established goals and objectives. While the Compensation Committee will consider the impact of the Section 162(m) deduction limitation, it intends to continue to compensate our executive officers, including our Named Executive Officers, in a manner that is in the best interest of our stockholders and reserves the right to make compensation decisions that may not be deductible under Section 162(m) where the Compensation Committee determines the compensation to be appropriate and in the best interests of the company and our stockholders.

Section 409A Considerations

Section 409A of the Code affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ ability to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

SUMMARY COMPENSATION TABLE
The following table shows for the fiscal years ended 2021 and 2020 compensation awarded to or paid to, or earned by, our Named Executive Officers.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Total
Jeffrey W. Dunn(3)	2021	$401,466	$3,599,820	$346,345	$4,347,631
Executive Chairman and Director	2020	$555,000	$3,119,260	$544,199	$4,218,458

Laura A. Francis(3)	2021	$526,902	$2,550,899	$352,840	$3,430,641
Chief Executive Officer	2020	$386,250	$1,182,985	$209,517	$1,778,752

Anthony J. Recupero	2021	$418,330	$1,764,265	$247,578	$2,430,173
President, Commercial Operations	2020	$342,500	$1,187,110	$224,029	$1,753,639

Anshul Maheshwari(4)	2021	$280,303	$1,330,752	$108,818	$1,719,873
Chief Financial Officer

(1)    Represents the aggregate grant date fair value of restricted stock units granted to the officer, computed in accordance with FASB ASC Topic 718. The fair value of the restricted stock units is based on the market price of our common stock on the date of grant. We did not grant any stock options in 2021.

(2)     Represents payments upon the achievement of 2021 and 2020 corporate goals, as applicable, as well as individual objectives, which were paid in January 2022 and January 2021, respectively. Our corporate goals included revenue growth, gross margin, profitability management and product roadmap milestones. We did not modify these goals during 2021, due to the extent of the ongoing uncertainty for our business related to COVID-19. However, in January 2022, in finalizing the revenue goal for the 2021 bonus compensation, the Compensation Committee modified the metrics for the revenue goal, taking into account the unique and significant impact of COVID-19 on our revenue, as well as our management team’s effective response successfully navigating the pandemic. In addition, the Compensation Committee awarded partial achievement under one of the two product roadmap milestones due to COVID-related supply challenges impacting our second-generation deformity product and exceptional work in other aspects of commercialization of this product.

(3)     Mr. Dunn became our Executive Chairman and ceased to be our President and Chief Executive Officer, and Ms. Francis became our Chief Executive Officer, in April 2021.

(4)    Mr. Maheshwari became our Chief Financial Officer in April 2021, replacing Ms. Francis in that role.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021
The following table shows, certain information regarding outstanding equity awards at December 31, 2021, for our Named Executive Officers:

	Option Awards(1)					Stock Awards
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (2)(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Jeffrey W. Dunn	07/21/14	272,753	—	3.42	07/21/24	—	—
	04/15/15	26,340	—	4.32	05/25/25	—	—
	06/02/16	114,901	—	4.32	07/26/26	—	—
	09/06/17	126,260	—	4.68	03/01/27	—	—
	01/15/19	107,552	39,948	22.00	01/15/29	21,281	472,651
	—	—	—	—	—	76,925	1,708,504
	—	—	—	—	—	51,194	1,137,019

Laura A. Francis	05/26/15	92,392	—	4.32	05/25/25	—	—
	09/06/17	11,277	—	4.68	03/01/27	—	—
	01/15/19	2,058	13,379	22.00	01/15/29	7,125	158,246
	—	—	—	—	—	8,750	194,338
	—	—	—	—	—	28,714	637,738
	—	—	—	—	—	40,040	889,288
	—	—	—	—	—	100	2,221
	—	—	—	—	—	28,756	638,671

Anthony J. Recupero	07/05/16	99,190	—	4.32	07/26/26	—	—
	09/06/17	53,943	—	4.68	03/01/27	—	—
	01/15/19	31,135	11,565	22.00	01/15/29	6,156	136,725
	—	—	—	—	—	28,714	637,738
	—	—	—	—	—	40,040	889,288
	—	—	—	—	—	8,988	199,623

Anshul Maheshwari	—	—	—	—	—	38,240	849,310

(1)     Shares subject to the option vests in equal monthly installments over four years commencing on the vesting commencement date specified above, subject to the continued service with us through each relevant vesting date.

(2) The unvested shares subject to these options are subject to accelerated vesting in the event of a change of control of the company, in the case of Mr. Dunn, and termination of the award recipient’s employment in connection with a change of control of the company in the case of Ms. Francis and Mr. Recupero.

(3) For purposes of determining market value, we assumed a stock price of $22.21, the closing sale price per share of our common stock on December 31, 2021, the last business day of our last fiscal year.
PENSION BENEFITS
Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2021.

NONQUALIFIED DEFERRED COMPENSATION
Our Named Executive Officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during 2021.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options and awards (a)	Weighted-average exercise price of outstanding stock options and awards (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by stockholders(1)	3,576,035	4.91(2)	4,404,257	(3)(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,576,035		4,404,257

(1)     The equity compensation plans approved by security holders are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)     The weighted-average exercise price includes 1,566,522 shares issuable upon vesting of outstanding awards of restricted stock units, which have no exercise price. Excluding these awards of restricted stock units, the weighted-average exercise price would be $8.73.
(3)     Includes 3,520,102 and 884,155 shares of common stock available for issuance under the 2018 Equity Incentive Plan, or the 2018 Plan, and the 2018 Employee Stock Purchase Plan, or the ESPP, respectively, as of December 31, 2021. The shares issuable pursuant to our ESPP are not included in the number of shares to be issued pursuant to rights outstanding and the weighted-average exercise price of such rights as of December 31, 2021, as those numbers are not known.
(4) The reserve for shares available under the 2018 Plan automatically increases on January 1st each year, through and including January 1, 2028, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors. The reserve for shares available under the ESPP automatically increases on January 1st of each year through and including January 1, 2028, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on such December 31, (ii) 555,000 shares of common stock, or (iii) a number of shares as determined by the Board prior to the beginning of each year.

COMPENSATION OF NON-EMPLOYEE BOARD MEMBERS
The following table shows for the fiscal year ended December 31, 2021, certain information with respect to the compensation of all non-employee directors of SI-BONE:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Timothy E. Davis, Jr.	$51,493	$121,097	$172,590
Mark J. Foley	2,667	—	2,667
John G. Freund, M.D.	25,556	121,097	146,653
Jeryl L. Hilleman	42,778	121,097	163,875
Gregory K. Hinckley	28,167	121,097	149,264
Karen A. Licitra	2,667	—	2,667
Helen Loh	22,778	293,026	315,804
Mika Nishimura	23,333	252,612	275,945
Keith C. Valentine	30,000	121,097	151,097

(1) Payments earned for services rendered in the fourth quarter of 2021 were paid in January 2022.

(2) Represents the aggregate grant date fair value of restricted stock unit awards (“RSUs”) granted to the non-employee director, computed in accordance with FASB ASC Topic 718. The fair value of the RSU grant is based on the market price of our common stock on the date of grant. See Note 2 to our financial statements in our Annual Report on Form 10-K, filed with the SEC on March 1, 2022. Only one RSU was granted to each non-employee director during 2021, except as follows: Ms. Loh received a pro-rated initial director award of 8,213 RSUs and a pro-rated annual award grant of 234 RSUs on April 18, 2021, the effective date of her appointment to the Board, with a grant date fair value for each RSU of $34.69; and Ms. Nishimura received a pro-rated initial director award of 8,213 RSUs and a pro-rated annual award grant of 447 RSUs on March 4, 2021, the effective date of her appointment to the Board, with a grant date fair value for each RSU of $29.17.

The table below lists the aggregate number of shares subject to outstanding stock awards held by each of our non-employee directors as of December 31, 2021.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2021	Number of Shares Subject to Outstanding RSUs as of December 31, 2021
Timothy E. Davis, Jr.	71,138	3,848
John G. Freund, M.D.	37,963	3,848
Jeryl L. Hilleman	26,236	3,848
Gregory K. Hinckley	18,826	3,848
Helen Loh	—	6,844
Mika Nishmura	—	6,610
Keith C. Valentine	37,963	3,848

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive cash compensation for service on our Board and committees of our Board.
Each non-employee director receives an annual cash retainer of $40,000 for serving on our Board.
The chairperson and members of the three committees of our Board are entitled to the following annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$20,000	$7,500
Compensation Committee	15,000	6,000
Nominating and Corporate Governance Committee	10,000	5,000
Lead Independent Director	5,000	—
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.
Each new non-employee director who joins our Board will receive a restricted stock unit award with a value of $225,000. The shares subject to these equity awards will vest ratably over 36 months, subject to the non-employee director’s continuous service with us on each applicable vesting date.
In addition, under the policy, on the date of each annual meeting of our stockholders, each continuing non-employee director may receive a restricted stock unit award with a value of $120,000, vesting approximately one year from the grant date, subject to the non-employee director’s continuous service with us on each applicable vesting date.
In the event of a change of control (as defined in the 2018 Plan), any unvested shares subject to these equity awards will fully vest and, in the case of stock options become exercisable, immediately prior to the effective date of such change of control, subject to the non-employee director’s continuous service with us on the effective date of the change of control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
Our Audit Committee has the primary responsibility for the review, approval, and oversight of any “related party transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had, or will have a direct or indirect material interest.
We have adopted a written related party transaction policy under which our management is required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available. Our Audit Committee will approve only those transactions that, as determined by our Audit Committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
CERTAIN RELATED PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2020, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters, or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements discussed above.
Joint Development Agreement with SeaSpine Orthopedics Corporation
In February 2020, we entered into a joint development agreement (the “Development Agreement”) with SeaSpine Orthopedics Corporation (“SeaSpine”) to develop a next generation device for sacropelvic fixation. Mr. Valentine, who serves as the President, Chief Executive Officer and a member of the board of directors of SeaSpine, also serves as a member of our Board of Directors. Pursuant to the development plan, SeaSpine shall use reasonable efforts to assist in the development of the potential product offering, including licensing certain existing intellectual property to be incorporated into the product. Under the terms of the Development Agreement, we agreed to make monthly payments of approximately $10,000 to SeaSpine to reimburse for full time resources employed by SeaSpine conducting the development activities during the period in which such development activities occurred. Certain intellectual property developed pursuant to the project plan will be owned by us, certain intellectual property developed pursuant to the project plan will be owned by SeaSpine, and other intellectual property developed pursuant to the project plan will be jointly owned by SeaSpine and us. We also agreed to provide SeaSpine a royalty-free, worldwide, perpetual, non-exclusive license of certain intellectual property incorporated into the product to be developed. We also agreed to pay SeaSpine a product royalty, in an amount specified in the Development Agreement, for each resulting product sold for a period of 10 years beginning on the initial market launch. The term of the Development Agreement shall continue until the expiration of all royalty terms, unless earlier terminated by either parties, in situations defined in the Development Agreement.
2020 Public Offering
In January 2020, we issued and sold shares of common stock in an underwritten public offering (the “First 2020 Public Offering”). Each of Skyline Venture Partners V., L.P., (“Skyline”), Montreux IV, L.P. (“Montreux”) and Arboretum Ventures IV, L.P. (“Arboretum,” and collectively with Skyline and Montreux, the “Selling Stockholders”) sold shares in the offering. Each of the Selling Stockholders held more than 5% of our capital stock at the time of the First 2020 Public Offering, and Dr. Freund is a managing partner of Skyline Ventures, an affiliate of Skyline. In connection with the First 2020 Public Offering, we, the representatives of the underwriters, and the Selling Stockholders entered into an underwriting agreement pursuant to which Skyline, Montreux and Arboretum sold 1,000,000, 649,947 and 160,000 shares, respectively, for approximately $21,500,000, $13,973,860 and $3,440,000, respectively, before underwriting discounts and commissions.
In October 2020, we issued and sold shares of common stock in an underwritten public offering (the “Second 2020 Public Offering”) in which Skyline sold 190,053 shares for approximately $4,181,166, before underwriting discounts and commissions. Skyline held more than 5% of our capital stock at the time of the Second 2020 Public Offering, and Dr. Freund is a managing partner of Skyline Ventures, an affiliate of Skyline.

INDEMNIFICATION AGREEMENTS
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by our Board.
We have and intend to enter into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or employee.
HOUSEHOLDING AND PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are SI-BONE, Inc. stockholders will be “householding” SI-BONE’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or SI-BONE, Inc. Direct your written request to SI-BONE, Inc, Attn: Michael A. Pisetsky, Chief Legal Officer, 471 El Camino Real, Suite 101, Santa Clara, California 95050. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote, to the extent permitted under Rule 14a-4(c)(1) under the Exchange Act, on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ Michael A. Pisetsky
Michael A. Pisetsky
Secretary and Chief Legal Officer

April 22, 2022
A copy of SI-BONE, Inc.’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Corporate Secretary, SI-BONE, Inc, 471 El Camino Real, Suite 101, Santa Clara, California 95050.

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SIBN2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR each of the nominees

1. Election of Directors

Nominees

	For	Withhold
1a. Timothy E. Davis, Jr.	☐	☐
1b. Laura A. Francis	☐	☐
1c. Jeryl L. Hilleman	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.	For	Against	Abstain
2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as SI-BONE, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. Advisory vote to approve executive compensation "Say-on-Pay".	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal.	1 year	2 years	3 years	Abstain
4. Advisory vote on the frequency of future "Say-on-Pay" advisory votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000566153_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

SI-BONE, INC.
Annual Meeting of Stockholders
June 16, 2022 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Laura A. Francis and Anshul Maheshwari, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SI-BONE, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SI-BONE, Inc. to be held virtually via live webcast at www.virtualshareholdermeeting.com/SIBN2022, on Thursday, June 16, 2022, at 8:00 a.m., Pacific Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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